UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2021

AMC ENTERTAINMENT HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33892	26-0303916
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		Number)

One AMC Way

11500 Ash Street, Leawood, KS 66211

(Address of principal executive offices, including zip code)

(913) 213-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock	AMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 15, 2021, Odeon Cinemas Group Limited (“Odeon”), a wholly-owned subsidiary of AMC Entertainment Holdings, Inc. (the “Company”) entered into a new £140,000,000 and €296,000,000 term loan facility agreement, by and among Odeon, the subsidiaries of Odeon party thereto, the lenders and other loan parties thereto and Lucid Agency Services Limited as agent and Lucid Trustee Services Limited as security agent (the “Term Loan Facility”). Approximately £90,000,000 and €13,000,000 of the net proceeds from the Term Loan Facility will be used to repay in full Odeon’s obligations (including principal, interest, fees and cash collateralised letters of credit) under its existing revolving credit facility (the “Existing Facility”) and the remaining net proceeds will be used for general corporate purposes.

The Term Loan Facility has a maturity of 2.5 years from the date on which it is first drawn. Borrowings under the Term Loan Facility bear interest at a rate equal to 10.75% per annum during the first year and 11.25% thereafter. Odeon will have the ability to elect to pay interest in cash or in PIK interest for each interest period.

All obligations under the Term Loan Facility are guaranteed by certain subsidiaries of Odeon. The Company is also providing a limited recourse guarantee. All obligations under the Term Loan Facility are secured by security over certain classes of assets in England, Sweden, Spain, Finland and Germany and share security in Ireland, the Netherlands and Italy.

The Term Loan Facility contains a number of covenants that are substantially similar to the covenants set forth in the Existing Facility. In addition, the Term Loan Facility contains a minimum liquidity covenant for Odeon and its subsidiaries. The Term Loan Facility also contains certain customary events of default.

The foregoing description of the Term Loan Facility is qualified in its entirety by reference to the Term Loan Facility, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Term Loan Facility Agreement, dated as of February 15, 2021, by and among Odeon Cinemas Group Limited, the subsidiaries of Odeon Cinemas Group Limited party thereto, the lenders and other loan parties thereto and Lucid Agency Services Limited, as agent and security agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMC ENTERTAINMENT HOLDINGS, INC.

Date: February 17, 2021	By:	/s/ Sean D. Goodman
		Name:	Sean D. Goodman
		Title:	Executive Vice President and Chief Financial Officer